Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Ecoark Holdings, Inc.

Frisco, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213186), Form S-8 (No. 333-218748) and Form S-8 (No. 333-151633) of Ecoark Holdings, Inc. of our report, dated August 19, 2019, relating to the audit of the consolidated financial statements, which appears in this Form 10-K.

RBSM LLP

August 19, 2019

Larkspur, CA

New York Washington DC Nevada California Greece China and India

Member ANTEA INTERNATIONAL with offices worldwide